Exhibit 99.1

China Direct Reports Record Financial Results for the Second Quarter of 2008

-2nd Quarter revenue reaches a record $77.6 million
-2nd Quarter net income increases to a record $7.5 million
- Basic Non-GAAP EPS climbs to $0.34 and diluted Non GAAP EPS increases to $0.30
- Basic GAAP EPS rises to $0.29 and diluted GAAP EPS reaches $0.26
- Company to discuss its business outlook for 2008 during today’s 4:30 p.m. EDT Conference Call.

Deerfield Beach, Florida – August 7, 2008 - (PR Newswire) –China Direct, Inc. (NASDAQ: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, announced today the Company's financial results for the second quarter of 2008.

Financial Highlights

Revenues for the second quarter ended June 30, 2008 increased to $77.6 million as compared to revenues of $40.5 million in the second quarter ended June 30, 2007.  The increase in revenues was mainly attributable to increased sales from our magnesium segment as a result of acquisitions and our investment in additional production facilities.

Gross profit for the second quarter of 2008 was $13.5 million as compared to $3.7 million in the second quarter ended June 30, 2007. Gross profit increased by over 30% sequentially from $10.5 million in the first quarter of 2008.  Total operating expenses for the second quarter of 2008 increased to $2.6 million as compared to $847,417 in the second quarter of 2007. The increase in operating expenses reflects the costs associated with our expanded operations both in the U.S. and China associated with the financial management and integration of our expanding operations. On a sequential basis, operating expenses, excluding non-cash items, were up fractionally over the first quarter of 2008.  The Company also experienced increases in travel expenses, professional consulting fees, professional insurance premiums, as well as non-cash option charges for employees, management, and professional advisors. Operating income was $10.9 and $2.9 million for the second quarter of 2008 and 2007, respectively, yielding operating margins of 14.0% and 7.0% over the relevant periods.  The increase in operating margins was largely a result of a shift in the company’s business mix in its magnesium operations towards higher margin production sales as compared to primarily distribution sales in the second quarter of 2007. Results were also strengthened by a strong performance from the consulting segment in the second quarter of 2008.

Net income for the second quarter of 2008 was $7.5 million as compared to $2.3 million in the second quarter of 2007.  Non-GAAP earnings per basic share were $0.34, excluding non-cash items, as compared to $0.18 per basic share in the second quarter of 2007. On a GAAP basis, earnings per basic share were $0.29, as compared to $0.16 in the second quarter of 2007. On a diluted basis, excluding non-cash items, non-GAAP earnings per share for the second quarter of 2008 were $0.26 per share as compared to $0.15 in the second quarter of 2007.

For the first six months of 2008 earnings per basic share on a non-GAAP basis were $0.59, excluding certain non-cash items, as compared to $0.33 per basic share for the same period in 2007.  On a GAAP basis, earnings per basic share were $0.27, as compared to or $0.31 per basic share in the first six months of 2007. On a diluted basis, non-GAAP earnings per share for the first six months of 2008 were $0.54 per share as compared to $0.29 per share for the same period in 2007.  Non-cash items excluded in all non-GAAP amount are set forth in the reconciliation of GAAP to non-GAAP net income set forth below.

This record performance for the first six months of 2008 was driven by a strong first half performance in our magnesium and consulting segments.  Magnesium, the largest driver of earnings for the first six months of 2008, reached $6.7 million, a 488% increase from earnings of $1.2 million recorded in the first six months of 2007. In the second quarter of 2008 our consulting segment added its most substantial client to date with the addition of China Armco Metals, Inc., a metals distributor in China which plans on launching a scrap steel recycling operation in 2009.

Balance Sheet

At June 30, 2008, total assets were $123.7 million, an increase of 40.1% from the $88.3 million at December 31, 2007.  At June 30, 2008, shareholder equity reached $70.0 million, an increase of 63.6% from the $42.8 million at December 31, 2007.  At June 30, 2008, cash and cash equivalents were $26.4 million and working capital was $70.1 million as compared to cash and cash equivalents of $20.4 million and working capital of $40.9 million at December 31, 2007, respectively.

2008 Financial Guidance

The Company sees continued robust growth in both revenue and earnings for 2008 and will discuss its outlook for the remainder of 2008 during its conference call today, August 7, 2008 at 4:30 PM EDT.

Commenting on the quarter, Mr. Siegel, President of China Direct, Inc. stated, “We are pleased with the strong growth of our operations in the first half of 2008.  The record expansion in revenue in the second quarter and record profit continues to demonstrate the power of our business strategy.  We are excited to have added China Armco Metals as a consulting client and anticipate we will continue to upgrade the clients in our consulting division as we market to larger organizations in China.  We continue to expand our magnesium segment and anticipate strong top and bottom line growth in this segment for the foreseeable future. We begin the second half of 2008 with high expectations for our basic materials and clean technology segments as projects are expected to come on-line before year’s end.  We remain excited by the opportunities we are seeing in China and are moving closer to executing on potential acquisitions for the benefit of our shareholders in 2008 and beyond.”

China Direct Conference Call to discuss the Company's financial results for the second quarter of 2008 as well as to discuss its business outlook for the remainder of 2008.

The conference call will take place at 4:30 p.m. EDT on Thursday August 7th, 2008. Anyone interested in participating should call 1-866 394-7735 if calling within the United States or 1-706-758-1915 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2008 First Quarter Financial Results conference call/ Conference ID 57044477. There will be a playback available until August 21st, 2008. To listen to the playback, please call 1-800-642-1687 if calling within the United States or 1-706-645-9291 if calling internationally. Please use the pass code 57044477 for replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.chinadirectinc.com. The webcast may also be accessed at ViaVid's website at http://www.viavid.net or directly at http://viavid.net/dce.aspx?sid=00005489. The webcast can be accessed through August 21, 2008 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct, Inc.

China Direct, Inc. (NASDAQ: CDS ) is a diversified management and advisory services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand business opportunities globally while accessing the U.S. capital markets. Our advisory services division provides comprehensive advisory and consulting services to Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.chinadirectinc.com.

Q2 FY 2008 GAAP Reconciliation

RECONCILIATION OF GAAP to NON-GAAP NET INCOME

The following table reconciles the calculation of net income (loss) per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to the non-cash deemed dividend deduction related to the Series A Convertible Preferred Stock and associated warrants (the "Preferred Stock and Warrants"), the non-cash compensation and depreciation. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the non-cash deemed dividend deduction related to the Preferred Stock and Warrants, non-cash compensation and depreciation. The presentation of the non-GAAP information titled "Net income per share as adjusted" or "Net income per diluted share as adjusted" is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net income	$7,514,875	$2,267,742	$12,267,751	$4,138,611
1. Employee share-based compensation expense	641,091	112,762	848,364	196,010
2. Fair value of warrants granted for services	57,344	-	103,708	-
3. Depreciation	494,967	65,989	921,287	122,810
Non-GAAP net income	$8,708,277	$2,446,493	$14,141,110	$4,457,431

GAAP Earnings applicable to common stockholders	$6,466,938	$2,267,742	$5,860,892	$4,138,611
GAAP Basic EPS	0.29	0.16	0.27	0.31
GAAP Diluted EPS	0.26	0.15	0.24	0.27
Non-GAAP net income reconciliation total (1)+(2)+(3)	1,193,402	178,751	1,873,359	318,820
Non-cash deducted related to Preferred Stock issuance:
Relative Fair Value of warrants	-	-	2,765,946	-
Beneficial Conversion Feature	-	-	2,451,446	-
NON-GAAP Earnings applicable to common stockholders	7,660,340	2,446,493	12,951,643	4,457,431
NON-GAAP Basic EPS	0.34	0.18	0.59	0.33
NON-GAAP Diluted EPS	$0.30	$0.16	$0.54	$0.29

Shares used in basic net income per-share calculation - GAAP	22,663,337	13,882,955	21,833,388	13,464,666
Shares used in basic net income per-share calculation - Non-GAAP	22,663,337	13,882,955	21,833,388	13,464,666
Shares used in diluted net income per-share calculation - GAAP	25,427,385	15,380,420	24,160,683	15,174,110
Shares used in diluted net income per-share calculation - Non-GAAP	25,427,385	15,380,420	24,160,683	15,174,110

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$26,424,935	$20,394,931
Investment in marketable securities available for sale	4,732,593	7,820,500
Investment in marketable securities available for sale-related party	766,019	1,315,488
Accounts receivable, net of allowance for doubtful accounts of
$335,851 and $290,456 at June 30, 2008 and December 31, 2007, respectively	24,415,061	10,655,661
Accounts receivable-related parties	556,687	2,283,600
Inventories	12,286,538	5,293,986
Prepaid expenses and other current assets	21,564,895	15,439,462
Prepaid expenses-related parties	4,821,163	4,150,943
Loans receivable-related parties	1,597,305	-
Due from related parties	14,552	1,287,877
Total current assets	97,179,748	68,642,448

Restricted cash	2,874	646,970
Property, plant and equipment, net of accumulated depreciation of
$1,499,088 and $577,801 at June 30, 2008 and December 31, 2007, respectively	25,650,264	18,010,524
Prepaid expenses and other assets	234,683	433,075
Property use rights, net	582,733	553,304

Total assets	$123,650,302	$88,286,321

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loans payable-short term	$1,229,663	$1,978,142
Accounts payable and accrued expenses	11,584,094	9,649,797
Accounts payable-related parties	735,184	964,114
Notes payable-related party	-	410,167
Accrued dividends payable	20,015	-
Advances from customers	5,785,605	6,963,061
Other payables	6,229,216	4,097,716
Income taxes payable	943,779	560,116
Due to related parties	576,890	3,137,233

Total current liabilities	27,104,446	27,760,346

Loans payable-long term	210,280	166,573

Minority interest	26,351,743	17,535,909

Stockholders' Equity:

Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares
and 0 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	1,006,250	-
Common Stock: $.0001 par value, 1,000,000,000 authorized, 23,501,056 and
20,982,010 issued and outstanding at June 30, 2008 and December 31, 2007, respectively	2,350	2,098
Additional paid-in capital	50,654,559	30,257,644
Deferred compensation	(33,000)	(55,000)
Accumulated comprehensive income	36,076	162,045
Retained earnings	18,317,598	12,456,706

Total stockholders’ equity	69,983,833	42,823,493

Total liabilities and stockholders’ equity	$123,650,302	$88,286,321

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Revenues	$76,215,437	$40,012,970	$135,456,235	$70,511,910
Revenues-related parties	1,344,725	440,000	2,078,646	880,000
Total revenues	77,560,162	40,452,970	137,534,881	71,391,910

Cost of revenues	64,045,927	36,742,381	113,525,741	64,209,395

Gross profit	13,514,235	3,710,589	24,009,140	7,182,515

Operating expenses:
Selling, general, and administrative	2,635,633	847,417	4,335,603	1,684,926

Operating income	10,878,602	2,863,172	19,673,537	5,497,589

Other income (expense):
Other income	102,521	371,433	296,139	381,369
Interest income	129,470	41,855	220,172	71,021
Realized gain (loss) on sale of marketable securities	3,756	206,236	(35,705)	206,236
Realized loss on sale of marketable securities-related party	-	(16,041)	-	(32,014)
Total other income	235,747	603,483	480,606	626,612

Net income before income taxes	11,114,349	3,466,655	20,154,143	6,124,201

Income tax expense	(705,176)	(522,159)	(1,157,656)	(754,731)

Income before minority interest	10,409,173	2,944,496	18,996,487	5,369,470

Minority interest	(2,894,298)	(676,754)	(6,728,736)	(1,230,859)

Net income	7,514,875	2,267,742	12,267,751	4,138,611

Deduct dividends on Series A Preferred Stock:

Cumulative preferred stock dividend	(1,047,937)	-	(1,189,467)	-

Relative fair value of detachable warrants issued	-	-	(2,765,946)	-

Preferred stock beneficial conversion feature	-	-	(2,451,446)	-

Income applicable to common stockholders	$6,466,938	$2,267,742	$5,860,892	$4,138,611

Basic and diluted income per common share after deduction
in the first quarter of 2008, of noncash deemed dividends
attributable to Series A Preferred Stock as described
in Notes 3 & 11 of the Notes to consolidated the Financial Statements:

Basic	$0.29	$0.16	$0.27	$0.31

Diluted	$0.26	$0.15	$0.24	$0.27

Basic weighted average common shares outstanding	22,663,337	13,882,955	21,833,388	13,464,666

Diluted weighted average common shares outstanding	25,427,385	15,380,420	24,160,683	15,174,110

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Our ability to identify and close acquisitions of operating companies in China in a cost effective manner that enhance our financial condition.

•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.

•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.

•	The Investment Company Act of 1940 which limits the value of securities we can accept as payment for our business consulting services which may limit our future revenues.

•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.

•	Our dependence on certain key personnel.

•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Our ability to assure that related party transactions are fair to our company.

•	Chang Magnesium’s chief executive officer is also chief executive officer of a group of companies which directly compete with Chang Magnesium.

•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.

•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.

•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.

•	The impact on future inflation in China on economic activity in China.

•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.

•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.

•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.

•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.

•	Our ability to establish adequate management, legal and financial controls in the PRC.

•	The provisions of our articles of incorporation and bylaws which may delay or prevent a takeover which may not be in the best interests of our shareholders.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007.

Contact:

Investor Relations,

EPOCH Financial Group, Inc.
James Kautz or Todd Atenhan
Tel: 404-806-1393
jkautz@epochfinancial.com

Company,

China Direct, Inc.
Richard Galterio, Executive Vice President
Tel: 1-877-China-57
Email: Richard@cdii.net